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                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated this 1st day of June, 2000, between 9278 COMMUNICATIONS, INC., a Delaware corporation having its executive office at 1942 Williamsbridge Road , Bronx New York 10461 (the "Company"), and PAUL SARCINELLA, whose principal residence is __________________________ ("Employee").


     The Company desires to employ the Employee as its Chief Financial Officer on the terms and conditions set forth herein, and the Employee desires to accept such employment.

     In consideration of the undertakings set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1. General Agreement for Services. The Company employs the Employee and the Employee accepts employment as Chief Financial Officer of the Company upon the terms and conditions of this Agreement.

2. Employment Period. The Employee shall commence employment on June 5, 2000. Subject to any provisions of this Agreement governing extension or early termination of this Agreement, the term of employment shall be three years (the "Initial Term"). After the Initial Term, this Agreement may be renewed by the Company for an additional term of two years by giving notice of its intention to so renew this Agreement at least 90 days prior to the end of the Initial Term.

3.   Duties.

     (a) The Employee shall devote his business time, attention, and energies to the business of the Company on a full-time basis, as designated by the Company, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his assets in such manner as will not require him to expend any significant time or effort in regard thereto or to perform any services in the operation of the affairs of the entity in which such investments are made which will, in any way, impair his ability to meet properly his obligations hereunder.

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     (b) The Employee shall serve the Company faithfully, diligently and in good faith.

     (c) The Employee shall perform such services as are typically performed by chief financial officers, along with such other services as may be required of him by the Company, specifically, assisting with strategic decisions within the Company and assisting with the Company's public presentation. The Employee shall be the senior management person in charge of ensuring the Company's compliance with all SEC filings, managing all financial, banking and operational matters within the Company, creating and managing cash flow statements, and preparing for the audit of the Company's financial statements for pending acquisitions, subject only to the direction and supervision of the Company's Board of Directors.

4. Compensation. As and for full and complete compensation to the Employee for the services he agrees to render pursuant hereto, the Company agrees to pay to him and he agrees to accept the following:

     (a) The Company shall pay the Employee a base annual salary of $150,000 during the first year of the Initial Term, $157,500 for the second year of the Initial Term, and $165,000 for the third year of the Initial Term (the "Base Salary"). Base Salary shall be payable not less often than bi-weekly.

     (b) Upon the completion of Employee's first year of employment with the Company, the Company shall award Employee an annual bonus of $12,000. Upon the completion of the Employee's second and third years of employment with the Company, the Company shall award the Employee an annual bonus, the amount of which shall be determined by the Company's management and Board of Directors in its discretion.

     (c) All compensation paid to the Employee shall be subject to withholding and deductions to the extent required by applicable law.

     (d) In addition to the Base Salary and any annual bonuses, the Company shall, upon the execution of this Agreement, grant the Employee options pursuant to a separate option agreement to purchase up to 10,000 shares of the Company's common stock at a


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         purchase price of $4.00 per share, exercisable for a period of three year from the signing of a separate option agreement. Any stock options granted in the second or third year of Employee's term of employment will be determined by the Board of Directors. All options granted pursuant to this paragraph shall be subject to the terms and conditions of the Company's Option Plan and the Option Agreement to be entered into between the Company and Employee evidencing the grant(s) described herein. The Employee shall also be eligible to otherwise participate in the Company's Stock Option Plan at the discretion of the Board of Directors.

     (e) In addition to the options, Base Salary, and any annual bonuses payable to the Employee hereunder, the Employee will be entitled to the following benefits during the Initial Term unless otherwise altered by the Board of Directors with respect to all executives of the Company:

         i. hospitalization, disability, life and health insurance, each to the extent offered by the Company and in amounts consistent with Company policy, for all key management employees, as reasonably determined by the Board of Directors;

         ii. the Employee shall be entitled to three weeks paid vacation in each of the first two years of the term of the Employees' employment hereunder and four weeks paid vacation during each subsequent year, consistent with the Company policy for all executive employees and provided that unused vacation time shall not be carried over to subsequent years. The Employee shall also be entitled to all paid holidays given by the Company to its employees, which shall include, at a minimum, Christmas Day, New Years Day, Labor Day, Memorial Day, and July 4th; and

         iii. all expenses related to the renewal of Employee's Certified Public Accountant (CPA) license as well as CPE classes required for Employee to maintain the CPA license.

5.   Confidentiality.

     (a) The Employee shall treat as confidential any proprietary, confidential or non-public information relating to the business or interests of the Company, including, without limitation, business


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         plans or customer lists ("Confidential Information"). The Employee shall not disclose, utilize or make accessible in any manner or in any form any Confidential Information other than in connection with performing the services required of him under this Agreement, without the prior consent of the Company. Notwithstanding the foregoing, the provisions of this Section 5(a) shall not apply to any Confidential Information which is, or at some later date becomes, publicly known under circumstances involving no breach of this Agreement or which is required to be disclosed pursuant to order or requirement of a court, administrative agency or other governmental body or other authorized tribunal, provided that the Company has been given appropriate notice of such proceeding and an opportunity to contest such disclosure.

     (b) All business and technical records, information relating to the business of the Company and its affiliates, papers, documents, correspondence, or studies containing information relating to the Company and its affiliates, in all cases irrespective of the manner in which such information is kept or stored ("business records"), made or kept by the Employee or under his possession or control shall be and remain the property of the Company, and shall be surrendered to the Company upon the termination of the Employee's employment. Upon such termination, the Employee shall not take with him, publish, or disclose, or otherwise use, without the consent of the Company, any business records.

     (c) The Employee agrees that during the period of his employment hereunder and for a period of two years following the date upon which such employment shall terminate, he will not, in any capacity, (1) operate or be employed by, as an employee, consultant or otherwise, a telecommunications business that distributes prepaid phone cards or (2) solicit or accept, or attempt to solicit business from customers of the Company; and the Employee acknowledges that a portion of the payments being made to him hereunder are being made, in part, as consideration for such agreement. The Employee represents and agrees that the covenants contained in this Section 5(c) are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     (d) The provisions of this Section 5 on the part of the Employee shall be construed as an agreement independent of any other provision



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         contained in this Agreement and shall be enforceable in both law and equity, including by temporary or permanent restraining order, notwithstanding the existence of any claim or cause of action of the Employee against the Company or any affiliate of the Company, whether predicated on this Section 5 or otherwise.

6.   Termination.

     (a) Death. In the event that the Employee shall die during the term of this Agreement, then, notwithstanding any other provisions hereof, the Employee's employment hereunder shall terminate forthwith.

     (b) Disability. If the Employee shall become incapacitated during the term of this Agreement to such an extent that he shall be unable to perform the essential functions of his duties hereunder, and such incapacity shall continue for at least six consecutive weeks or for at least 60 days in any twelve month period, the Company may, at or at any time thereafter, and during the continuance of such incapacity, give notice to the Employee of the termination of his employment hereunder on a date stated in such notice, and, in such event, the Employee's employment hereunder shall terminate on such date. Irrespective of the foregoing, the Employee also may be terminated by the Company at such time as the Employee becomes unable to perform the essential functions of his duties hereunder by reason of disability, as defined in the Employer's disability insurance coverage, if any, if he is then entitled to disability payments under such coverage.

     (c) For Cause. If, during the term of this Agreement, the employment of the Employee by the Company should terminate by reason of the Employee's voluntary action, or by the Company for "Cause", then the Company's obligations for payment or delivery of compensation and other entitlements under this Agreement with respect to any future period shall thereupon terminate. Written notice of termination for Cause shall be given by the Company to the Employee and shall be effective upon receipt. For purposes of this Agreement, Cause means (i) the Employee's (A) willful refusal to carry out specific lawful directions of the Board of Directors or of the chief executive officer of the Company, which directions shall be consistent with the provisions of this Agreement, or (B) refusal or failure to perform a material part of his duties hereunder, which refusal or failure in either case under clause (A) or (B) is not remedied promptly, but in no event later than, fifteen days after


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         receipt of written notice thereof to the Employee, (ii) the Employee's commission of an act of fraud, misappropriation or dishonesty to the Company or any of its affiliates or falsification of a written document delivered to the Company or any of its affiliates or on the Company's or such affiliate's behalf, and (iii) the Employee's commission of a crime with respect to which, in the reasonable judgment of the Company, the Employee is likely to be incarcerated or as result of which the Company, in its reasonable judgement, determines it would be inappropriate for the Employee to continue as an employee of the Company.

7.   Compensation after Termination.

     (a) If the Initial Term is terminated (i) by the Company for cause pursuant to Section 6(c) or due to the incapacity or health of Employee pursuant to Sections 6(b) and 6(c), (ii) by Employee or (iii) by expiration of the Initial Term, then the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary accrued through the date of termination or expiration) and the Company shall continue to have all other rights available hereunder.

     (b) If the Initial Term is terminated by the Company without Cause, Employee shall be entitled to receive as severance pay (in addition to the payment of Base Salary through the date of termination) an amount equal to the lesser of (i) Employee's Base Salary for a period equal to six (6) months or (ii) Employee's Base Salary for the remainder of the Initial Term, such amount to be payable in regular installments in accordance with the Company's general payroll practices for salaried employees. The Company shall have no other obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date, and the Company shall continue to have all other rights available hereunder.

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8.   Representations of the Employee. The Employee represents and warrants to the Company that neither the execution and delivery of this Agreement by the Employee, the employment by the Company of the Employee nor the performance of the activities to be conducted by the Employee as contemplated hereby will be in violation or contradict with the provisions of any agreement or other instrument or restriction, or any judgment, order or decree to which the Employee is a party or which is binding upon the Employee.

9.   Miscellaneous Provisions.

     (a) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the employment of the Employee by the Company and supersedes all prior agreements, arrangements and understandings between the parties with respect thereto.

     (b) Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by an instrument executed by the party to be charged, or in the case of a waiver, by the party waiving compliance.

     (c) Waiver. The failure of either party at any time or times to require performance of any provision of this Agreement in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

     (d) Notices. All notices, demands, consents, waivers and other communications ("Communications") required to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of actual receipt, one business day after being sent by telegram or telecopier (with confirmation of delivery) or three business days after being sent by registered or certified mail to the parties at the addresses set forth above or to such other address as either party may hereafter specify by notice to the other party. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

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     (e) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

     (f) Attorneys' Fees and Disbursements. In the event that either party takes legal action to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses incurred in connection therewith.

     (g) Assignability. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations hereunder, to a successor by merger or to a purchaser of substantially all of its assets, and such rights and obligations shall inure to, and be binding upon, any such successor.

     (h) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.

     (i) Invalidity. The invalidity of any part of this Agreement is not intended to render invalid the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision is intended to be interpreted to be only so broad as is enforceable.

10. Arbitration. In the event of any difference of opinion or dispute between the Employee and the Company with respect to the construction or interpretation of this Agreement or the alleged breach thereof, which cannot be settled amicably by agreement of the parties, then such dispute shall be submitted to and determined by arbitration by a single arbitrator in the City of New York, New York, in accordance with the rules then in effect of the Commercial Arbitration Panel of the American Arbitration Association (the "AAA"), and judgment upon the award shall be final, binding and conclusive upon the parties and may be entered by the highest court, state or federal, having jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrator. The provisions of this paragraph shall not be construed to limit the Company's right to seek injunctive relief pursuant to paragraph 5 (d) of the Agreement.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.



9278 COMMUNICATIONS, INC.



By: /s/ Sajid Kapadia                           /s/ Paul Sarcinella
   -----------------------                      ----------------------------
    SAJID KAPADIA,                              PAUL SARCINELLA
    Chief Executive Officer